SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 9, 2000

GOLDEN PHOENIX MINERALS, INC.

                                Minnesota                                       0-22905                                          41-1878178

                 (State or other jurisdiction                         (Commission File                                   (IRS Employer

                        of incorporation)                                      Number)                                        Identification No.)

3595 Airway Dr., Suite 405 Reno, Nevada 89511

(Address of Principal Executive Offices) Zip Code

Registrant's telephone number, including area code: (775) 853-4919

Item 2: Acquisition or Disposition of Assets

On February 9, 2001, the Company completed the purchase of the remaining 32% of the Borealis Mining lease dated January 24, 1997. The Company previously held an undivided 68% interest in the lease. The lease interest was purchased from Newmex Nevada, Inc (Newmex). The purchase of the remaining 32% was included as a part of an equity placement made by Newmex. The terms of the purchase provide for the issuance of restricted common stock units at a strike price of $.20 per share with warrants attached having a strike price of $.13. The purchase price of the undivided 32% interest was $600,000. As part of the agreement Newmex also made a private placement in the Company of $600,000 in common share units, with strike price for the units the same as the purchase of the Borealis interest. For both transactions Newmex received 6,000,000 restricted common shares and 6,000,000 warrants.

Item 7. Financial Statements and Exhibits

(a) The purchase of the above described assets constituted a purchase of assets and not the purchase of a business. Consequently, audited financial statements are not required.

(b) It was impracticable to provide the required pro forma financial information by the date this Report was filed with the Securities and Exchange Commission as none of the required information was available on such date. The Company will provide such information under cover of Form 8-K/A as soon as practicable, but in any event not later than 60 days after the date this Report was required to be filed with the Commission.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOLDEN PHOENIX MINERALS, INC.

(Registrant)

Date: February 9, 2001                            By: /S/ MICHAEL R. FITZSIMONDS

                                                                     Michael R. Fitzsimonds

                                                                     President and Director

                                                                     (Principal Executive and Financial

                                                                     Officer)